EXHIBIT 5.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 * BROWARD (954) 463-5440
                               FAX (305) 789-3395


E. RICHARD ALHADEFF           RICHARD B. JACKSON              CARL D. ROSTON                               OWEN S. FREED
LOUISE JACOWITZ ALLEN         THEODORE A. JEWELL              DAVID A. ROTHSTEIN                           SENIOR COUNSEL
STUART D. AMES                MICHAEL I. KEYES                BETTY CHANG ROWE
LAWRENCE J. BAILIN            TEDDY D. KLINGHOFFER            STEVEN D. RUBIN                              DAVID M. SMITH
PATRICK A. BARRY              ROBERT T. KOFMAN                MIMI L. SALL                              LAND USE CONSULTANT
AMANDA C. BARRY               PAUL TAGER LEHR                 NICOLE S. SAYFIE
SHAWN BAYNE                   VERNON L. LEWIS                 RICHARD E. SCHATZ
LISA K. BENNETT               WENDELL T. LOCKE                LESTER E. SEGAL                               TAMPA OFFICE
SUSAN FLEMING BENNETT         KEVIN B. LOVE                   JAY B. SHAPIRO                                 SUITE 2200
LISA K. BERG                  JOY SPILLIS LUNDEEN             MARTIN S. SIMKOVIC                     SUNTRUST FINANCIAL CENTRE
MARK J. BERNET                GEOFFREY MacDONALD              CURTIS H. SITTERSON                     401 EAST JACKSON STREET
HANS C. BEYER                 MICHAEL C. MARSH                RONNI D. SOLOMON                          TAMPA, FLORIDA 33602
MARTIN G. BURKETT             BRIAN J. McDONOUGH              MARK D. SOLOV                                  ---------
CLAIRE BAILEY CARRAWAY        ANTONIO R. MENENDEZ             EUGENE E. STEARNS                           (813) 223-4800
ELLEN I. CHO                  FRANCISCO J. MENENDEZ           JENNIFER D. STEARNS
SETH THOMAS CRAINE            ALISON W. MILLER                BRADFORD SWING
PETER L. DESIDERIO            VICKI LYNN MONROE               SUSAN J. TOEPFER                         FORT LAUDERDALE OFFICE
MARK P. DIKEMAN               HAROLD D. MOOREFIELD, JR.       ANNETTE TORRES                                 SUITE 1900
SHARON QUINN DIXON            JOHN N. MURATIDES               DENNIS R. TURNER                       200 EAST BROWARD BOULEVARD
ALAN H. FEIN                  JOHN K. OLSON                   RONALD L. WEAVER                     FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI             ROBERT C. OWENS                 ROBERT I. WEISSLER                             ----------
ANDREA F. FISHER              JAY P. W. PHILP                 PATRICIA G. WELLES                          (954) 462-9500
ROBERT E. GALLAGHER, JR.      DARRIN J. QUAM                  THOMAS H. WILLIAMS, JR.
CHAVA E. GENET                NICOLE R. RAMIREZ               MARTIN B. WOODS
LATASHA A. GETHERS            JOHN M. RAWICZ
PATRICIA K. GREEN             PATRICIA A. REDMOND
JOSEPH K. HALL                ELIZABETH G. RICE
ALICE R. HUNEYCUTT            GLENN M. RISSMAN

                                  July 2, 1998

Mr. Robert L. Carberry
Chief Executive Officer
CyberGuard Corporation
2000 W. Commercial Boulevard, Suite 200
Fort Lauderdale, FL 33309

         Re:     Cyberguard Corporation - Form S-8
                 ---------------------------------


Dear Mr. Carberry:

         We have acted as counsel for CyberGuard Corporation, a Florida corporation (the "Corporation"), with respect to the preparation and filing with the Securities and Exchange Commission (the "SEC") of a Form S-8 Registration Statement (the "Registration Statement") in connection with the registration of 124,463 shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted pursuant to the 1988 Stock Plan of ARCA Systems, Inc. (the "Plan").

         In connection with our opinion, we have examined the Registration Statement, including all exhibits thereto, as filed with the SEC, and the Articles of Incorporation and By-laws of the Corporation, as amended or restated, as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to authorize the issuance of the shares of Common Stock pursuant to the Plan.

         In rendering this opinion, we have undertaken no independent review of the operations of the Corporation. Instead, we have relied solely upon the documents described above. In examining such documents, we have assumed, without independent investigation: (i) the authenticity of all documents submitted to us as originals; (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies; (iii) the authenticity of the originals of such latter documents; (iv) that all factual information supplied to us is accurate, true and complete;











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(v) the genuineness of all signatures; and (vi) the due authorization by the
Board of Directors of the Corporation for the issuance of 124,463 shares of Common Stock issuable upon the exercise of options granted pursuant to the Plan. In addition, as to questions of fact material to the opinions expressed herein, we have relied upon the accuracy of all representations and warranties as to factual matters contained in any of the documents submitted to us for purposes of rendering the opinion. We express no opinion as to federal securities laws or the "blue sky" laws of any state or jurisdiction.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the 124,463 shares of Common Stock registered under the Registration Statement and issuable in accordance with the Plan will, if and when issued and delivered by the Corporation against payment of adequate consideration therefor in accordance with the Plan, be validly issued, fully paid and non-assessable.

         This opinion is intended solely for the Corporation's use in connection with the registration of the Common Stock and may not be relied upon for any other purpose or by any other person. This opinion may not be quoted in whole or in part or otherwise referred to or furnished to any other person except in response to a valid subpoena. This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is rendered as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.


                                STEARNS WEAVER MILLER WEISSLER ALHADEFF &
                                SITTERSON, P.A.




























            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.